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          PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED JUNE 27, 2000

                                       OF
                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF
                    5 1/2% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated June 27, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5 1/2% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), is hereby supplemented by amending the "Selling Holders" section on pages 23-25 thereof, by inserting the following as a new selling holder in the appropriate alphabetical location:

                                                              NUMBER
                                                                OF
                                                               HIGH
                       SELLING HOLDER                         TIDES
                       --------------                         ------
Boulder II Limited..........................................  52,000

     In addition, the Prospectus is further supplemented by changing the entry under the column "Number of HIGH TIDES" with respect to the Selling Holder identified below to the corresponding entries below the column "New Number of HIGH TIDES" set forth below.

                                                               NEW
                                                              NUMBER
                                                                OF
                                                               HIGH
                       SELLING HOLDER                         TIDES
                       --------------                         ------
BP Amoco PLC, Master Trust..................................  38,500

                            ------------------------

                  Prospectus Supplement dated October 30, 2000